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                                                                     EXHIBIT 1.3

                              BBC CAPITAL TRUST II
                           (a Delaware business trust)

                    2,000,000 Cumulative Preferred Securities

                        _____% Trust Preferred Securities
              (Liquidation Amount $25 per Trust Preferred Security)

                             UNDERWRITING AGREEMENT

                                                                __________, 2002

Ryan, Beck & Co., LLC
As Representative of the several Underwriters, 220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

                  BBC Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), and BankAtlantic Bancorp, Inc., a Florida corporation (the "Company" and, together with the Trust, the "Offerors") as depositor of the Trust and as guarantor, hereby confirm their agreement (the "Agreement") with Ryan Beck & Co., LLC ("Ryan Beck") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule A hereto opposite the name of such Underwriter, 2,000,000 (the "Initial Securities") of the Trust's _____% Trust Preferred Securities (the "Preferred Securities"). The Trust and the Company also propose to issue and sell to the Underwriters, at the Underwriters' option, up to an additional 300,000 Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.

                  The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of ____________, 2002 (the "Trust Agreement"), among the Company as depositor, and Wilmington Trust Company (the "Trust Company"), a Delaware banking corporation, as property trustee ("Property Trustee") and as Delaware trustee (the "Delaware Trustee") and Alan B. Levan, James A. White and Jarett S. Levan (the "Administrative Trustees," and together with the Property Trustee and the Delaware Trustee, the "Trustees"). The Preferred Securities will be guaranteed by the Company, on a subordinated basis and subject to certain limitations, with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement dated as of __________2002 (the "Guarantee Agreement") between the Company and the Trust Company, as guarantee trustee (the "Guarantee Trustee"). The assets of the Trust will consist of _____%

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junior subordinated debentures due ____________, 2032 (the "Junior Subordinated
Debentures") of the Company which will be issued under an indenture dated as of ____________, 2002 (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee"). The Company has agreed to guarantee to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions pursuant to the Agreement as to Expenses and Liabilities, to be dated as of the Closing Time, between the Company and the Trust (the "Expense Agreement"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

                  The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-71594 and 333-71594-01) in respect of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures, including a prospectus relating to the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "1933 Act"), and will file with the Commission a prospectus supplement to reflect the terms of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures and the terms of the offering thereof pursuant to Rule 424(b) ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The term "Registration Statement" means such registration statement, as amended at the time of this Agreement. The term "Basic Prospectus" means a prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Preferred Securities, the Guarantee and the Junior Subordinated Debentures as filed with the Commission pursuant to Rule 424 (the "Prospectus Supplement"). The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Preferred Securities, the Guarantee and the Junior Subordinated Debentures together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the material incorporated by reference therein.

                  The Company understands that the Underwriters propose to make a public offering of the Preferred Securities (the "Offering") as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Underwriters may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities under a selected dealer agreement.

                  Section 1. REPRESENTATIONS AND WARRANTIES.

                  (a) The Offerors jointly and severally represent and warrant to and agree with each of the Underwriters that:

                           (i) The Registration Statement has become effective under the 1933 Act. The Company meets the requirements for use of Form S-3 under the 1933 Act. When the

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         Registration Statement became effective and at all times subsequent thereto up to the Closing Time referred to below and with respect to Option Securities, up to the Option Closing Date referred to below, (A) the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriters expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

                           (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at all times subsequent thereto up to the Closing Time, and with respect to Option Securities, up to the Option Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

                           (iii) KPMG LLP, with respect to the Company and its subsidiaries and, to the best of the Company's knowledge, Crowe Chizek & Company LLP with respect to Community Savings Bankshares, Inc. ("Community"), are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iv) This Agreement has been duly authorized, executed and delivered by the Offerors and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Indenture and the Expense Agreement have each been duly authorized and when validly executed and delivered by

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         the Company and, in the case of the Guarantee, by the Guarantee
         Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The Junior Subordinated Debentures are entitled to the benefits of the Indenture. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA")

                           (v) The consolidated financial statements, audited and unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                           (vi) The Company is a corporation duly organized and validly existing under the laws of the State of Florida whose status is active with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Company (for purposes of this Agreement, a "subsidiary" shall only refer to a company or other entity in which the Company owns directly or indirectly more than 50% of the equity interest) is an entity duly organized, validly existing and in good standing or its status is active under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), or earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (vii) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the Home Owners' Loan Act of 1933 as amended. Each subsidiary of the Company that conducts business as a savings association is duly authorized to conduct such business in each jurisdiction in which such
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         business is currently conducted, except to the extent that the failure to be so authorized would not have a material adverse effect on the condition (financial or otherwise), or earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. The deposit accounts of BankAtlantic, A Federal Savings Bank (the "Bank") are insured by the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities and the Junior Subordinated Debentures.

                           (viii) The Bank is a federally chartered savings association duly organized, validly existing and in good standing under the laws of the United States with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, except as disclosed in the Prospectus and are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that the subsidiaries Hartwood Holdings, Inc. and Levitt at Amherst, Inc. are not wholly-owned.

                           (ix) Except for the Bank, Levitt, LLC and Ryan Beck, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                           (x) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

                           (xi) The Preferred Securities have been duly and validly authorized by the Trust for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Trust to the Underwriters pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Preferred Securities conform, in all material respects, to the statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. The holders of the Preferred Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, and the issuance of the Preferred Securities is not subject to the preemptive or other similar rights of any securityholder of the Trust.

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                           (xii)    The Common Securities have been duly and
         validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform, in all material respects, to the description thereof contained in the Prospectus. The issuance of the Common Securities is not subject to preemptive or other similar rights, and at the Closing Time, and with respect to Option Securities, at the Option Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xiii) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date other than activities related to the Offering, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus. The Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus, and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                           (xiv) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Junior Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, rule or regulation of any court, other governmental agency or body having jurisdiction over the Trust or any of its properties. No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court, other governmental agency or body is required to be obtained by the Trust for the issuance and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the state securities laws.

                           (xv) The issuance by the Company of the Guarantee and the Junior Subordinated Debentures, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Junior Subordinated Debentures, the Guarantee Agreement, the Indenture

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         and the Expense Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except in any case for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise. No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issuance of the Guarantee and the Junior Subordinated Debentures or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the state securities laws.

                           (xvi) The Trust and the Company are not, and after giving effect to the offering and sale of the Preferred Securities and the Junior Subordinated Debentures will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (xvii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock was issued in violation of the preemptive rights of any stockholder of the Company.

                           (xviii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, excluding the regular per share quarterly dividend paid on Class A and Class B Common Stock. Neither the Company, the Bank nor any of its subsidiaries has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus, other than liabilities incurred in the ordinary course of business.

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                                                                               8


                           (xix)    Neither the Company nor any of its
         subsidiaries is in violation of any provision of its articles of incorporation, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party, by which it may be bound or to which any of its properties may be subject, except for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xx) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary (A) that is required to be disclosed in the Prospectus, (B) that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, (C) that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise or (D) that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement. All pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xxi) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                           (xxii) Each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any (A) notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any of the leases or subleases mentioned above or (B) notice of anyone affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                           (xxiii) Each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders,

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                                                                               9


         approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted except where the failure to possess or obtain the same would not singularly or in the aggregate have a material adverse effect on the condition (financial or otherwise), or earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations in each case where such revocation, modification or failure of renewal would have a material adverse effect on the condition (financial or otherwise), or earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xxiv) Except as disclosed in the Prospectus, no labor problem exists with the employees of the Company, the Bank or any other subsidiary or to the best knowledge of the Company, is imminent that could materially adversely affect the condition (financial or otherwise), or earnings, business affairs, assets or business prospects of Company and its subsidiaries, considered as one enterprise. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xxv) There are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           (xxvi) Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to so own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise. Neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise.

                           (xxvii) The Company and each subsidiary of the Company have filed all federal, state and local income, franchise or other tax returns required to be filed and have

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                                                                              10


         made timely payments of all taxes due and payable in respect of such returns and no material deficiency has been asserted with respect thereto by any taxing authority.

                           (xxviii) The Company has filed with NASD all documents and notices required by NASD of companies that have issued securities that are traded in the over-the counter market quotations for which are reported by the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("Nasdaq National Market"). The Preferred Securities have been approved for inclusion in the Nasdaq National Market.

                           (xxix) Neither the Company, the Bank nor any other subsidiary has an agreement or understanding with any entity concerning the future acquisition by the Company, the Bank or any other subsidiary of a controlling interest in any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus. Neither the Company, the Bank nor any other subsidiary has an agreement or understanding with any entity concerning the future acquisition of a controlling interest in the Company, the Bank or any other subsidiary by any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

                  (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  Section 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

                  (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust that amount of Initial Securities set forth in Schedule A of the 2,000,000 Initial Securities at the purchase price of $25 per Preferred Security. The initial public offering price for the Preferred Securities shall be $25 per Preferred Security. The commission per Preferred Security to be paid by the Company to the Underwriters shall be $___ per Preferred Security and the distribution rate on the Preferred Securities shall be __% per annum.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 Preferred Securities in accordance with the terms set forth in the preceding paragraph. The option hereby granted will expire at 5:00 p.m. on the 30th day after the date of this Agreement (or at 5:00 p.m. on the next business day if such 30th day is not a business day) and may be exercised, on one occasion only, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriters but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions set forth in Schedule A.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett, or at such other place as shall be agreed upon by the Company and the Underwriters, at 9:30 a.m. on the third full business day after the date hereof, or at such other time not more than seven full business days thereafter as the Underwriters and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Simpson Thacher & Bartlett, or at such other place as shall be agreed upon by the Company and the Underwriters, on the Option Closing Date as specified in the notice from the Underwriters to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriters for the respective accounts of the Underwriters of Preferred Securities to be purchased by them.

                  (c) The Preferred Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriters may request in writing at least one business day before the Closing Time or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Underwriters and counsel to the Underwriters not later than 10:00 a.m. on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

                  Section 3. CERTAIN COVENANTS OF THE OFFERORS. Each of the Offerors covenants jointly and severally with each Underwriter as follows:

                  (a) The Offerors will cause the Prospectus Supplement to be timely filed with the Commission in accordance with Rule 424(b) and will notify the Underwriters immediately and confirm the notice in writing for so long as the delivery of a prospectus is required in connection with this Offering of the Preferred Securities, (i) when any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) For so long as the delivery of a prospectus is required in connection with this Offering of the Preferred Securities, the Offerors will not at any time file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriters shall not previously have been advised and furnished a copy, or to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (c) The Offerors have furnished or will furnish to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act) and signed copies of all consents and certificates of experts as the Underwriters may reasonably request for so long as the delivery of a prospectus is required in connection with this Offering of the Preferred Securities.

                  (d) The Offerors will deliver or cause to be delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to each Underwriter, without charge, as soon as practicable after this Agreement has been executed and thereafter from time to time as requested, during the period when the Prospectus is required to be delivered under the 1933 Act or 1934 Act in connection with this Offering, such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request.

                  (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities and the Junior Subordinated Debentures, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Preferred Securities; provided however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                  (g) The Company will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158"), to the Underwriters and the Securityholders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule
158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (h) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures from the Company. The Company and the Bank will use the net proceeds received by them from the sale of the Junior Subordinated Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (i) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Securities, will timely file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act.

                  (j) For so long as the delivery of a prospectus is required in connection with this Offering of the Preferred Securities, the Company will furnish to the Underwriters copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission and such other documents, reports, proxy statements, and information as shall be furnished by the Company to its stockholders generally.

                  (k) The Offerors will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (l) The Company shall pay the legal fees and related filing fees of counsel to the Underwriters to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Preferred Securities as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriters.

                  (m) The Company will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to each of the Underwriters and counsel to the Underwriters, a hard-bound copy of the documents used in connection with the issuance of the Preferred Securities.

                  (n) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

                  Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs and expenses incident to the performance of its and the Trust's obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Preferred Securities and the Blue Sky Survey (such counsel's fees shall not exceed $5,000), (c) the issuance and delivery of the Preferred Securities to the Underwriters, including any transfer taxes payable upon the sale of the Preferred Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) Nasdaq National Market filing fees, (f) fees and disbursements of Underwriters' counsel, in connection with the Blue Sky Survey, (g) the qualification of the Preferred Securities under the applicable securities laws in accordance with
Section 3(f) hereof and any filing fee for review of the offering with the NASD,
(h) the legal fees and expenses (other than those applicable to the Blue Sky Survey) of the Underwriters' counsel (such counsel's fees shall not exceed $75,000) and general out-of-pocket expenses of the Underwriters, (i) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Junior Subordinated Debentures; (j) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (k) all other costs incident to the performance of the Offerors' obligations hereunder.

                  If (i) the Company abandons or terminates the Offering or (ii) this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or 9, the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriters (such counsel's fees shall not exceed $75,000).

                  Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Preferred Securities that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors contained herein or in certificates of the officers or trustees of the Offerors or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following further conditions:

                  (a) At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the Underwriters' knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) At the Closing Time, the Underwriters shall have received:

                           (i) The favorable opinion, dated as of the Closing Time, of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit A.

                           (ii) The favorable opinion, dated as of the Closing Time, of Pitney, Hardin, Kipp & Szuch LLP, counsel for Ryan Beck, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit B.

                           (iii) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit C.

                           (iv) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit D.

                           (v) The favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

                  (c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Company or any subsidiary or the Trust that would be required to be set forth in the Prospectus other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against the Offerors or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) each of the Offerors shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable, (v) the other representations and warranties of the Offerors set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable, and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or to the best knowledge of the Offerors threatened by the Commission. At the Closing Time, the Underwriters shall have received a certificate of the Chairman of the Board or the President, and the Chief Financial Officer or the Controller, of the Company, and the Administrative Trustee of the Trust, dated as of the Closing Time, to such effect.

                  (d) At the time that this Agreement is executed by the Company, the Underwriters shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the published 1933 Act Regulations, and stating in effect that with respect to the Company:

                           (i) in their opinion, the consolidated financial statements as of December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001 and the related financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations;

                           (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders of the Company and the Bank, of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since December 31, 2000, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A)      the unaudited interim consolidated
                  financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                                    (B)      at a specified date not more than
                  three business days prior to the date of this Agreement, there was (a) any increase in notes or subordinated debentures payable, advances from the Federal Home Loan Bank, real estate owned, or allowance for loan losses of the Company and its consolidated subsidiaries, (b) any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries or (c) any increase in the number of outstanding shares of Class A Common Stock or Class B Common Stock of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 2001 included in the Registration Statement; or

                                    (C)      for the period from December 31,
                  2001 to a specified date not more than three business days prior to the date of this Agreement, there was (a) any decrease in consolidated net interest income, non-interest income, net income or fully diluted per share amounts of net income or (b) any increase in the consolidated provision for loan losses or non-interest expense, in each case as compared with the comparable period in the preceding year.

                           (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

                  (e) At the Closing Time, the Underwriters shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriters and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  (f) At the time that this Agreement is executed by the Company, the Underwriters shall have received from Crowe Chizek & Company LLP, a letter, dated such date, in form and substance satisfactory to the Underwriters, confirming that they are independent certified public accountants with respect to Community within the meaning of the 1933 Act and the published 1933 Act Regulations, and stating in effect that with respect to Community:

                           (i) in their opinion, the consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 and the related financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations;

                           (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available unaudited interim consolidated financial statements of Community, a reading of the minutes of all meetings of the stockholders of Community, of the Board of Directors of Community and of the Audit and Executive Committees of the Board of Directors of Community since December 31, 2000, inquiries of certain officials of the Community and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A)      the unaudited interim consolidated
                  financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                                    (B)      at a specified date not more than
                  three business days prior to the date of this Agreement, there was any change in capital stock, increase in consolidated long-term debt, or any decrease in consolidated shareholders' equity of Community as compared with amounts shows in the September 30, 2001 unaudited consolidated statement of financial condition; or

                                    (C)      for the period from October 1, 2001
                  to a specified date not more than three business days prior to the date of this Agreement, there was any decreases, as compared with the corresponding period in the preceding year, in consolidated net income or net income per common share or diluted earnings per share.

                           (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (having compared such items with, and have found such items to be in agreement with, the financial statements of Community or general accounting records of Community, as applicable, which are subject to Community's internal accounting controls or other data and schedules prepared by Community from such records).

                  (g) At the Closing Time, the Underwriters shall have received from Crowe Chizek & Company LLP a letter, in form and substance satisfactory to the Underwriters and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
Section 5(f) hereof, except that the inquiries specified in Section 5(f) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities, as contemplated in this Agreement and the matters referred to in Section 5(c) hereof, in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors, or the fulfillment of any of the conditions herein contained. All proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Junior Subordinated Debentures as contemplated in this Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Expense Agreement shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

                  (i) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded any securities of the Company or any deposit instruments of the Bank by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) of the 1933 Act Regulations and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Company's securities or any deposit instruments of the Bank.

                  (j) The Company shall have paid, or made arrangements satisfactory to the Underwriters for the payment of, all such expenses as may be required by Section 4 hereof.

                  (k) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the several Underwriters to purchase the Option Securities that they shall have respectively agreed to purchase shall be subject to the accuracy of the representations and warranties of the Offerors contained herein and of the statements in any certificates furnished by the Offerors hereunder as of such Option Closing Date (as if made on such date), to the performance by the Offerors of their obligations hereunder and to the receipt by the Underwriters on the Option Closing Date of:

                           (1) A certificate, dated the Option Closing Date, of the Chairman of the Board or the President and the Chief Financial Officer or the Controller of the Company and of the Administrative Trustee of the Trust confirming that the certificate delivered on the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                           (2) The favorable opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Company, addressed to the Underwriters and dated the Option Closing Date, in form satisfactory to Simpson Thacher & Bartlett, counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                           (3) The favorable opinion, dated as of the Closing Time, Pitney, Hardin, Kipp & Szuch LLP, counsel for Ryan Beck, addressed to the Underwriters and dated the Option Closing Date, in form satisfactory to Simpson Thacher & Bartlett, counsel for the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required in Section 5(b)(ii) hereof.

                           (4) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors and counsel for the Indenture Trustee, addressed to the Underwriters and dated the Option Closing Date, in form satisfactory to Simpson Thacher & Bartlett, counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) and (iii) hereof;

                           (5) The favorable opinion of Simpson Thacher & Bartlett, dated the Option Closing Date, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof; and

                           (6) A letter from KPMG LLP addressed to the Underwriters and dated the Option Closing Date, in form and substance satisfactory to the Underwriters and substantially the same in form and substance as the letters furnished to the Underwriters pursuant to Section 5(e) hereof.

                           (7) A letter from Crowe Chizek & Company LLP addressed to the Underwriters and dated the Option Closing Date, in form and substance satisfactory to the Underwriters and substantially the same in form and substance as the letters furnished to the Underwriters pursuant to Section 5(g) hereof.

                  (l) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriters, and the offering contemplated by this Agreement shall have been cleared by the NASD.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 11 and 13 of this Agreement shall remain in effect.

                  Section 6. INDEMNIFICATION

                  (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter, affiliate (as defined in Rule 405 of the 1933 Act), officer, director, employee, agent, controlling person, and counsel of each Underwriter, from and against all losses, liabilities, claims, damages, and expenses which shall include, but not be limited to amounts incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in
(A) any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any Preliminary Prospectus or the Prospectus or (B) in any application, other document or communication (collectively called an "application") executed by or on behalf of the Company or the Trust or based upon written information furnished by or on behalf of the Company or the Trust filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning that Underwriter, this Agreement or the compensation of that Underwriter furnished to the Offerors by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Offerors contained in this Agreement. The Offerors will not be liable to any indemnified party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an indemnified party effected without the Offerors' prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Underwriters' willful misconduct or gross negligence. The foregoing indemnification with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters if the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, in connection with the written confirmation of the sale of such Preferred Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, provided, that the Company delivered the Prospectus, as amended or supplemented, to the Underwriters on a timely basis to permit such delivery or sending. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriters' directors, officers, employees and counsel according to his or her normal hourly billing rates. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Underwriters or the persons entitled to the benefit of these indemnification provisions.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto or any application in reliance upon and in conformity with written information about that Underwriter, this Agreement, or the compensation of that Underwriter, furnished to either of the Offerors by that Underwriter expressly for the inclusion in such Preliminary Prospectus, the

Registration Statement, the Prospectus, or any amendment or supplement thereto or in any application. Notwithstanding the foregoing, the Offerors agree that no Underwriter shall have any other liability (whether direct or indirect, in contract or tort or otherwise) to the Offerors, their directors, trustees, officers, security holders or creditors related to or arising out of the engagement of the Underwriters' pursuant to, or the performance by the Underwriters of the actions contemplated by this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Underwriters' willful misconduct or gross negligence.

                  (c) Promptly after receipt by an indemnified party of notice of any intention or threat to commence an action, suit, proceeding or investigation, or notice of the commencement of any action, suit, proceeding or investigation, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant hereto, promptly notify the indemnifying party in writing of the same. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and an indemnified party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the indemnified party's own expense, unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the indemnifying party has not in fact employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action within a reasonable time after receiving notice of the action, suit, proceeding or investigation, or
(iii) such indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to one or more of the indemnifying parties, or that a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the indemnified party, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party and such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party; provided, further, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys representing indemnified parties unless the defense of the one indemnified party is unique or separate from that of another indemnified party subject to the same class or action. Any failure or delay by an indemnified party to give the notice referred to in this paragraph shall not affect such indemnified party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the indemnifying party, or prejudices its ability to defend such action, suit, proceeding or investigation on behalf of such indemnified party.

                  (d) If the indemnification provided for in this Agreement is for any reason held unenforceable by an indemnified party, the indemnifying party agrees to contribute to the losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Offerors, on the one hand, and the Underwriters, on the other hand, from the Offering, or
(ii) if (but only if) the allocation provided by clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, as well as any other relevant equitable considerations. The Offerors agree that for the purposes of this paragraph, the relative benefits to the Offerors and the Underwriters from the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Offerors as a result of or in connection with the Offering bear to the fees paid or to be paid to the Underwriters under this Agreement. Notwithstanding the foregoing, the Offerors expressly agree that an Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to such Underwriter with respect to the Preferred Securities purchased by that Underwriter. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission.

                  (e) The Offerors agree that without an Underwriter's consent, which shall not be unreasonably withheld, they will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which an Underwriter or any other indemnified party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (f) If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Offerors agree that any judgment award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

                  (g) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriters.

                  (h) Neither termination nor completion of the engagement of the Underwriters nor any investigation made by or on behalf of the Underwriters shall affect the indemnification obligations of the Offerors or the Underwriters hereunder, which shall remain and continue to be operative and in full force and effect.

                  Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or any Underwriter or any controlling person and will survive delivery of and payment for the Preferred Securities.

                  Section 8. OFFERING BY THE UNDERWRITERS. The Offerors are advised by the Underwriters that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after this Agreement has been executed and delivered. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

                  Section 9. TERMINATION OF AGREEMENT.

                  (a) The Underwriters may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters or (iv) if a banking moratorium has been declared by either federal or Florida authorities or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriters' judgment makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus or (vi) if the Underwriters reasonably determine (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 11 and 13 hereof shall remain in effect.

                  Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective

Initial Securities underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  Section 11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

If to the Underwriters:

         Ryan, Beck & Co., LLC
         220 South Orange Avenue
         Livingston, New Jersey  07039
         Attention: Bruce G. Miller, Managing Director

with a copy to:

         Lee Meyerson
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017

If to the Company or the Trust:

         BankAtlantic Bancorp, Inc.
         1750 East Sunrise Boulevard
         Fort Lauderdale, Florida 33304
         Attention: Alan B. Levan, Chief Executive Officer

with a copy to:

         Alison W. Miller, Esq.
         Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flager Street, Suite 2200
         Miami, Florida 33130

                  Section 12. PARTIES. This Agreement herein set forth is made solely for the benefit of the Underwriters, their respective officers, directors, employees, agents and counsel specified in Section 6 hereof, the Trust and the Company and, to the extent expressed, any person controlling the Trust, the Company or the Underwriters, and the directors of the Company, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Preferred Securities. All of the obligations of the Underwriters hereunder are several and not joint.

                  Section 13. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Miami, Florida before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

                  Section 14. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to New York City time.

                  Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Underwriters in accordance with its terms.

                                     Very truly yours,


                                     BBC CAPITAL TRUST II


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title: Administrative Trustee


                                     BANKATLANTIC BANCORP, INC.


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:


Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., LLC


By:
    ----------------------------------
    Name:   Bruce G. Miller
    Title:  Managing Director

For itself and the other several
Underwriters named in Schedule A to the
foregoing Agreement.

                                   SCHEDULE A



                                                AMOUNT OF            PERCENTAGE OF INITIAL
                                            INITIAL SECURITIES             SECURITIES
                 UNDERWRITER                 TO BE PURCHASED            TO BE PURCHASED
----------------------------------------    ------------------       ---------------------

Ryan, Beck & Co., LLC...................

Advest, Inc.............................

Legg Mason Wood Walker, Incorporated....

Stephens Inc............................

      TOTAL.............................